SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Europe Growth Fund -- Class A Shares
Fiscal period ending: 6/30/97
Inception date (if less than 10 years of performance): 9/7/90

TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,211    $2.073       $2,566

T   =  Average Annual
       Total Return              21.10%    15.70%       14.84%*

              *Life of fund, if less than 10 years
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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Europe Growth Fund -- Class B Shares
Fiscal period ending: 6/30/97
Inception date (if less than 10 years of performance): 2/1/94


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      N/A       $1,000

ERV =  Ending Redeemable Value   $1,225      N/A       $1,634

T   =  Average Annual
       Total Return              22.51%      N/A       15.48%*

              *Life of fund, if less than 10 years

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Europe Growth Fund -- Class M Shares
Fiscal period ending: 6/30/97
Inception date (if less than 10 years of performance): 12/1/94


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    N/A          $1,000

ERV =  Ending Redeemable Value   $1,234    N/A          $1,651

T   =  Average Annual
       Total Return              23.40%    N/A          21.45%*

              *Life of fund, if less than 10 years